Exhibit 99.1

Pixxures, Inc.

Financial Statements

December 31, 2006 and 2005

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Pixxures, Inc.
Arvada, Colorado

We have audited the accompanying balance sheets of Pixxures, Inc. as of December 31, 2006 and 2005 and the statements of operations, changes in redeemable convertible preferred stock and stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pixxures, Inc.  as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

April 26, 2007
Denver, Colorado

PIXXURES, INC.

Balance Sheets

	June 30,	December 31,
	2007	2006	2005
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$469,948	$560,561	$580,509
Accounts receivable	840,684	1,235,793	601,340
Earned revenues in excess of billings	119,841	188,184	179,228
Prepaid expenses and other current assets	102,165	79,810	57,988
Total current assets	1,532,638	2,064,348	1,419,065

Non-current assets
Property and equipment, net	148,992	188,398	258,697
Software licenses, net of amortization of $1,321,211 (2007), $1,225,340 (2006) and $1,044,076 (2005)	209,788	301,063	453,276
Intangibles, net	14,770	31,960	66,340
Deposit	15,070	15,070	15,070
Investment in joint venture	59,409	-	-
Total non-current assets	448,029	536,491	793,383

Total assets	$1,980,667	$2,600,839	$2,212,448

Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Deficit
Current liabilities
Accounts payable	$219,498	$315,003	$219,402
Accrued expenses	222,555	307,235	163,763
Deferred revenue	41,122	41,856	12,292
Billings in excess of earned revenues	-	7,016	58,465
Line of credit	66,806	371,806	396,675
Current portion of capital lease obligations	48,134	45,614	32,392
Current portion of long-term debt	48,071	82,408	75,541
Current portion of note payable – related party	-	65,217	123,928
Fair value of stock purchase warrants	134,000	110,000	-
Total current liabilities	780,186	1,346,155	1,082,458

Non-current liabilities
Long-term debt, less current portion	-	6,867	89,275
Long-term debt – related party	-	-	65,217
Capital lease obligations, less current portion	30,564	55,277	76,371
Total liabilities	810,750	1,408,299	1,313,321

Preferred stock – redeemable, convertible, $0.001 par value; 64,450,000 authorized; 47,686,092 issued and outstanding at 2007 and 2006; 47,834,682 issued and outstanding at 2005; liquidation preference of $23,232,547 at December 31, 2006 and $23,876,231 at June 30, 2007	26,154,704	25,511,020	24,222,399

Commitments

Stockholders' equity
Common stock, $0.001 par value; 74,450,000 shares authorized; 791,924 shares issued and outstanding	792	792	792
Treasury stock, $0.001 per share at par, 229,355 shares held	(229)	(229)	(229)
Stockholder receivable	-	-	(25,000)
Additional paid-in capital	-	-	-
Accumulated deficit	(24,985,350)	(24,319,043)	(23,298,835)
Total stockholders' (deficit)	(24,984,787)	(24,318,480)	(23,323,272)

Total liabilities, redeemable convertible preferred stock and stockholders' deficit	$1,980,667	$2,600,839	$2,212,448

PIXXURES, INC.

Statements of Operations

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)
Sales	$2,504,616	$2,529,399	$5,553,767	$5,800,423
Cost of sales	1,511,577	1,524,166	3,154,146	3,669,742
Gross profit	993,039	1,005,233	2,399,621	2,130,681
Operating expenses
Research and development	22,138	37,596	109,041	130,765
Sales and marketing	297,880	300,612	560,718	751,509
General and administrative	410,667	420,937	877,642	816,386
Depreciation and amortization	175,080	179,573	371,794	257,974
Total operating expenses	905,765	938,718	1,919,195	1,956,634
Income from operations	87,274	66,515	480,426	174,047
Other expense
Interest expense	(13,114)	(38,866)	(70,047)	(32,877)
Other income (expense)	1,553	(6,966)	(6,966)	10,998
Equity in losses of equity method investee	(74,334)	-	-	-
Change in fair value of stock purchase warrants	(24,000)	(45,000)	(49,000)	-
Total other expense	(109,895)	(90,832)	(126,013)	(21,879)
Net (loss) income	$(22,621)	$(24,317)	$354,413	$152,168

PIXXURES, INC.

Statement of Changes in Redeemable Convertible Preferred Stock and Stockholders’ Deficit
For the Years Ended December 31, 2006 and 2005 and Six Months Ended June 30, 2007 (Unaudited)

Split Table – see following page

							Total Preferred Stock
	Redeemable Convertible		Series A-1 Redeemable Convertible Preferred Stock		Series B-1 Redeemable Convertible Preferred Stock		Series C Redeemable Convertible Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance - December 31, 2004	368,991	$8,349,280	28,467,138	$11,162,661	18,998,553	$3,421,090	47,834,682	$22,933,031
Cumulative dividends accrued on preferred stock	-	-	-	1,033,657	-	255,711	-	1,289,368
Net income	-	-	-	-	-	-	-	-
Balance - December 31, 2005	368,991	8,349,280	28,467,138	12,196,318	18,998,553	3,676,801	47,834,682	24,222,399
Cumulative effect of change in accounting principle (Note 8)	-	-	-	-	-	-	-	-
Cumulative dividends accrued on preferred stock	-	-	-	1,033,657	-	255,114	-	1,288,771
Write-off of note receivable	-	-	-	-	-148,590	-150	(148,590)	-150
Net income	-	-	-	-	-	-	-	-
Balance - December 31, 2006	368,991	8,349,280	28,467,138	13,229,975	18,849,963	3,931,765	47,686,092	25,511,020
Cumulative dividends accrued on preferred stock (unaudited)	-	-	-	516,829	-	126,855	-	643,684
Net loss (unaudited)	-	-	-	-	-	-	-	-
Balance - June 30, 2007 (unaudited)	368,991	$8,349,280	28,467,138	$13,746,804	18,849,963	$4,058,620	47,686,092	$26,154,704

PIXXURES, INC.

Statement of Changes in Redeemable Convertible Preferred Stock and Stockholders’ Deficit
For the Years Ended December 31, 2006 and 2005 and Six Months Ended June 30, 2007 (Unaudited)

Split Table – see preceeding page

	Common Stock Shares	Amount	Note Receivable	Treasury Stock Shares	Amount	Accumulated Deficit	Total Stockholders' Deficit
Balance - December 31, 2004	791,924	$792	$(25,000)	-229,355	$(229)	$(22,161,635)	$(22,186,072)
Cumulative dividends accrued on preferred stock	-	-	-	-	-	-1,289,368	-1,289,368
Net income	-	-	-	-	-	152,168	152,168
Balance - December 31, 2005	791,924	792	-25,000	-229,355	-229	-23,298,835	-23,323,272
Cumulative effect of change in accounting principle (Note 8)	-	-	-	-	-	-61,000	-61,000
Cumulative dividends accrued on preferred stock	-	-	-	-	-	-1,288,771	-1,288,771
Write-off of note receivable	-	-	25,000	-	-	-24,850	-150
Net income	-	-	-	-	-	354,413	354,413
Balance - December 31, 2006	791,924	792	-	-229,355	-229	-24,319,043	-24,318,480
Cumulative dividends accrued on preferred stock (unaudited)	-	-	-	-	-	-643,684	(643,684)
Net loss (unaudited)	-	-	-	-	-	-22,621	-22,621
Balance - June 30, 2007 (unaudited)	791,924	$792	$-	-229,355	$(229)	$(24,985,350)	$(24,984,787)

PIXXURES, INC.

Statements of Cash Flows

	Six Months Ended		For the Years Ended
	June 30,		December 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income (loss)	$(22,621)	$(24,317)	$354,413	$152,168
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	179,678	179,572	358,767	273,907
Equity in losses of equity method investee	74,334	-	-	-
Interest expense attributed to debt discount	-	-	855	8,287
Change in fair value of stock purchase warrants	24,000	45,000	49,000	-
Changes in assets and liabilities
Accounts receivable	395,109	(305,445)	(634,453)	294,786
Earned revenues in excess of billings	68,343	30,304	(8,956)	136,086
Prepaid expenses and other current assets	(22,355)	(703)	(21,822)	11,056
Accounts payable	(95,538)	84,384	95,601	(336,935)
Accrued expenses	(84,680)	16,493	143,472	(92,791)
Deferred revenue	(734)	2,702	29,564	(10,288)
Billings in excess of earned revenues	(7,016)	16,653	(51,449)	(923,862)
Net cash provided by (used in) operating activities	508,520	44,644	314,992	(487,586)
Cash flows from investing activities
Purchase of property and equipment	(27,180)	(15,979)	(42,981)	(61,892)
Investment in LandPixx	(133,743)	-	-	-
Other asset	-	-	-	-
Purchase of software licenses	(4,596)	(27,876)	(29,051)	(34,696)
Net cash used in investing activities	(165,519)	(43,855)	(72,032)	(96,588)
Cash flows from financing activities
Payments on line of credit	(305,000)	(15,633)	(24,869)	-
Payments on capital lease obligations	(22,193)	(16,683)	(37,715)	-
Proceeds from long-term debt	-	-	-	150,000
Payments on long-term debt	(106,421)	(85,167)	(200,324)	(256,900)
Net cash used in financing activities	(433,614)	(117,483)	(262,908)	(106,900)
Net decrease in cash	(90,613)	(116,694)	(19,948)	(691,074)
Cash and cash equivalents - beginning of year	560,561	580,509	580,509	1,271,583
Cash and cash equivalents - end of year	$469,948	$463,815	$560,561	$580,509

(Continued on the following page.)

PIXXURES, INC.

Statements of Cash Flows

(Continued from the previous page.)

Supplemental disclosure of cash flow information:

        Cash paid for interest for the years ended December 31, 2006 and 2005 was $65,193 and $33,234. For the six months ended June 30, 2007 and 2006 cash paid for interest was $33,243 and $25,288.

Supplemental disclosure of non-cash activity:

During the years ended December 31, 2006 and 2005 the Company purchased equipment under capital leases in the amount of $29,843 and $108,763.

During the year ended December 31, 2005 the Company obtained software licenses and related maintenance agreements of $301,716 in exchange for a note payable.

During the year ended December 31, 2006 the Company wrote off a note receivable –shareholder in the amount of $25,000.

PIXXURES, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

Pixxures, Inc. (Pixxures or the Company) was originally incorporated in the state of Colorado on August 17, 1999; the Company was reincorporated in the state of Delaware on June 30, 2000. The Company provides digital orthophotography mapping services and products.

The Company owns, develops, and acquires various software and other know-how which enables it to produce orthorectified (map quality) aerial and satellite imagery (Ortho Imagery) and to provide solutions for correcting highly misaligned vector data to underlying orthophotography and street centerlines.  Pixxures has also developed a Website portal where customers can identify imagery which meets their needs and for various levels of subscription or other pricing options, place orders, link to other archives, or host their data.

The unaudited interim condensed consolidated financial statements included herein have been prepared by the management of the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to these rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. In the opinion of management, the unaudited interim condensed financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly, in all material respects, the Company’s financial position as of June 30, 2007, the interim results of operations for the six months ended June 30, 2007 and 2006, and cash flows for the six months ended June 30, 2007 and 2006. These interim statements have not been audited.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents and investments with original maturity dates greater than three months, but less than twelve months, to be short-term investments.  All of the Company's available funds at June 30, 2007 and December 31, 2006 and 2005 were deposited with high credit-quality financial institutions with original maturities of less than three months.

Property and Equipment

Property and equipment is stated at cost.  Equipment under capital leases is valued at the lower of fair market value or net present value of the minimum lease payments at inception of the lease.  Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from 3 to 5 years, and the lesser of the related lease term or estimated useful life for leasehold improvements and equipment under capital leases.  Repair and maintenance costs are expensed as incurred.

PIXXURES, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Software Licenses

The Company capitalizes costs associated with purchased software licenses and technology utilized in the processing and distribution of its products and services.  The Company amortizes such costs on a straight-line basis over the license period of one to three years.

Intangible Assets

The Company has elected to capitalize costs incurred for the purpose of obtaining patents, copyrights on proprietary software, and purchased technology. The Company amortizes such costs on a straight-line basis over the estimated useful life of three to five years. The balance in intangibles assets of $31,960 as of December 31, 2006 will be amortized during 2007.

Investment in Joint Venture

Investments in corporate entities over which the Company can exert significant influence (but not control) are accounted for using the equity method. Under the equity method, the investment is recorded at cost with the Company’s proportionate share of post-acquisition profits and losses being recognized in the statement of operations.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered.  The Company looks primarily to the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired.

Revenue Recognition

The Company recognizes revenue under the percentage-of-completion method of accounting based on the ratio that actual costs incurred bear to the total estimated costs for each contract. When circumstances indicate a loss on a contract, the Company records the loss in the period identified.   Amounts received in advance from customers are deferred until the revenue is earned.

Certain revenues are earned from the sale of subscriptions which allows customers to view and download various ortho images contained in the Company's on-line database.  Subscriptions are generally available for a specific period of time or number of accesses by a customer.  Revenues from the sale of such subscription services are deferred at the time of sale and are recognized over the subscription period.  Revenues from the sale of subscriptions were $97,835 and $77,486 for the years ended December 31, 2006 and 2007.  For the six months ended June 30, 2007 and 2006 revenues from the sale of subscriptions were $38,895 and $58,002.

PIXXURES, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Research and Development Costs

Expenditures made for research and development are charged to expense as incurred.

Advertising Costs

Advertising costs are expensed as incurred.  Advertising expense incurred for the years ended December 31, 2006 and 2005 was $20,705 and $9,977.  For the six month periods ended June 30, 2007 and 2006 advertising expenses incurred was $13,500 and $8,377.

Income Taxes

The Company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.  Valuation allowances are established to reduce deferred tax assets to the amounts management believes are more likely than not to be realized in future tax returns.

Stock-Based Compensation

Prior to 2006, the Company accounted for stock-based employee compensation arrangements in accordance with recognition and measurement provisions of Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, (APB 25) and related interpretations, as permitted by Statement of Financial Account Standards (SFAS) 123, Accounting for Stock-Based Compensation.  Accordingly, the Company did not recognize compensation expense for options granted to employees when the exercise price was equal to or exceeded the fair value of common stock as of the grant date.  The Company has not granted stock options in either of the years ended December 31, 2006 or 2005 or the six months ending June 30, 2007.  The Company used the minimum value method to measure pro-forma stock compensation.

During 2006, the Company adopted the provisions of and accounted for stock-based compensation in accordance with SFAS 123R, Share-Based Payments, which supersedes APB 25. Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which is the vesting period.  The valuation provisions of SFAS 123R apply to new grants and to grants that were outstanding as of the effective date and are subsequently modified. The Company will not recognize compensation expense for grants that were outstanding as of the effective date of SFAS 123R because it adopted SFAS 123R using the prospective method.

PIXXURES, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.  The Company assesses the need to establish an allowance for potential credit losses to record accounts receivable at its net realizable value.  At December 31, 2006 and 2005, an allowance for doubtful accounts was not considered necessary.

Customer concentrations (over 10% of balance) are as follows:

	2006		2005
	Revenue	Accounts Receivable	Revenue	Accounts Receivable

Customer 1	$2,461,514	$220,616	$1,680,885	$84,783
Customer 2	$673,091	$252,683	$-	$-
Customer 3	$-	$-	$987,297	$-
Customer 4	$-	$-	$477,858	$-
Customer 5	$-	$-	$608,484	$-

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. FIN 48 shall be effective for fiscal years beginning after December 15, 2006. Earlier adoption is permitted as of the beginning of an enterprise’s fiscal year, provided the enterprise has not yet issued financial statements, including financial statements for any interim period for that fiscal year. The cumulative effects, if any, of applying FIN 48 will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. The Company adopted FIN 48 effective January 1, 2007 and has determined that the adoption of FIN 48 will have a material impact on its operations.

PIXXURES, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS 157, Fair Value Measurements (SFAS 157), which defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management does not anticipate that the adoption of SFAS 157 will have a material impact on its operations.

In February 2007, FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, (SFAS 159). SFAS 159 allows entities the option to measure eligible financial instruments at fair value as of specified dates. Such election, which may be applied on an instrument by instrument basis, is typically irrevocable once elected. SFAS 159 is effective for fiscal years beginning after November 15, 2007, and early application is allowed under certain circumstances. Management does not anticipate that the adoption of SFAS 159 will have a material impact on its operations.

Note 2 - Balance Sheet Disclosures

Property and equipment consist of the following:

	June 30,	December 31,
	2007	2006	2005
	(Unaudited)

Computer equipment and software	$1,445,800	$1,423,187	$1,381,995
Building improvements	307,963	307,963	306,173
Equipment under capital leases	138,606	138,606	108,763
Furniture and fixtures	110,700	110,700	110,700
	2,003,069	1,980,456	1,907,631
Less accumulated depreciation and amortization	(1,854,077)	(1,792,058)	(1,648,934)

	$148,992	$188,398	$258,697

Depreciation expense for the years ended December 31, 2006 and 2005 was $143,124 and $131,219.  Depreciation expense for the six month periods ended June 30, 2007 and 2006 was $62,019 and $76,265.

PIXXURES, INC.

Notes to Financial Statements

Note 2 - Balance Sheet Disclosures (continued)

Accumulated amortization for equipment under capital leases as of the years ended December 31, 2006 and 2005 was $42,352 and $0.  Accumulated amortization for the six month period ended June 30, 2007 was $65,453.  The Company began amortizing the equipment under capital leases during 2006, the period during which the equipment was placed in operations.

Intangible assets consist of the following:

	June 30,	December 31,
	2007	2006	2005
	(Unaudited)

Purchased technology	$87,124	$87,124	$87,124
Other intangibles	62,783	62,783	62,783
Patents	37,375	37,375	37,375
	187,282	187,282	187,282
Less accumulated amortization	(172,512)	(155,322)	(120,942)

	$14,770	$31,960	$66,340

Amortization expense for the each of the years ended December 31, 2006 and 2005 was $34,380. Amortization expense for each of the six month periods ended June 30, 2007 and 2006 was $17,190.

Note 3 - Investment in Joint Venture (Unaudited)

During April 2007 the Company and another entity formed a joint venture ("LandPixx") for the purpose of acquiring, operating, and leasing a digital sensor and aircraft.  Each member contributed cash of $133,743.  LandPixx entered into a term loan agreement for up to $1,400,000 to acquire a digital sensor.  As a condition precedent to the loan closing, both members of the joint venture entered into unconditional guaranty agreements with the lender for up to $1,400,000, plus any unpaid accrued interest.

As of June 30, 2007, the amount outstanding on the term loan was $1,188,148.  From inception through the six month period ended June 30, 2007, LandPixx incurred a net loss of $148,669.

Subsequent to June 30, 2007, LandPixx entered into a term loan agreement for $452,355 to acquire an airplane.  Also, in August 2007 LandPixx violated its covenants on the $1,400,000 term loan and received a waiver through the loan maturity of January 2008.

PIXXURES, INC.

Notes to Financial Statements

Note 4 - Line-of-Credit

The Company has a $1,250,000 bank line-of-credit payable, maturing November 29, 2007.  Interest is at prime plus 1.25% (9.5% at December 31, 2006) payable monthly.  The line-of-credit contains restrictive covenants related to liquidity and tangible net worth and borrowing base requirements.  At June 30, 2007 and December 31, 2006 the Company was in compliance with these requirements.  The line-of-credit is collateralized by substantially all assets of the Company.  The balance on the line-of-credit for years ended December 31, 2006 and 2005 was $371,806 and $396,675.  The balance on the line-of-credit at June 30, 2007 was $66,806.

Note 5 - Long-Term Debt

Long-term debt consists of an unsecured note payable that is due in monthly principal and interest installments of $7,492.  Interest is at prime plus 1% (9.25% at December 31, 2006) and the note matures in January 2008.

Maturities of long-term debt are as follows:

Year Ending December 31,

2007	$82,408
2008	6,867

$89,275

Note 6 - Note Payable – Related Party

	June 30,	December 31,
	2007	2006	2005
	(Unaudited)
Note payable to related party, non-interest bearing, matured in April 2006.	$-	$-	$39,145

Notes payable to certain stockholders, principal and interest payments of $13,539, interest at 15%, and maturing in May 2007. Collateralized by a second priority interest in Company assets.	$-	$65,217	$150,000

Interest expense incurred on related party notes payable for the years ended December 31, 2006 and 2005 was $24,660 and $855.  Interest expense incurred on related party notes payable for the six month periods ended June 30, 2007 and 2006 was $17,434 and $13,153.

PIXXURES, INC.

Notes to Financial Statements

Note 7 - Capital Leases

The Company has acquired equipment under the provisions of long-term leases.  For financial reporting purposes, the present value of the minimum lease payments relating to the assets have been capitalized.

Maturities of capital lease obligations are as follows:

Year Ending December 31,
2007	$54,300
2008	54,300
2009	4,525
Total minimum lease payments	113,125
Amount representing interest	(12,234)
Present value of net minimum lease payments	100,891
Less current portion	(45,614)
Long-term capital lease obligation	$55,277

Note 8 - Redeemable Convertible Preferred Stock

The Company has authorized 450,000 shares of Series A-1 Preferred Stock, 37,000,000 shares of Series B-1 Preferred Stock and 27,000,000 shares of Series C Preferred Stock.  The Preferred stock was recorded at fair value as of the issuance date.  The holders of Series C, Series B-1 and Series A-1 preferred stock have the following rights and preferences:

Voting

The holders of shares of Series C, Series B-1 and Series A-1 (collectively, “Series Preferred”), are entitled to the number of votes equal to the number of shares of common stock into which such shares of Series Preferred could be converted and have voting rights and powers equal to those of the common stock.  The Series Preferred does not vote as a separate class.  For so long as any shares of Series C Preferred are outstanding, the written consent of at least a majority of the Series C Preferred stockholders is required to validate certain specific actions of the Company.

Dividends

Series B-1 Preferred and Series C Preferred stockholders are entitled to receive cumulative dividends at a rate of 8% per annum of the original issue price.  The aggregate consideration for the Series C, B-1, and A-1 preferred issuances was approximately $19 million, which results in approximately $1,300,000 of accrued dividends annually.

Series A-1 stockholders are entitled to receive cash dividends (non-cumulative) at the rate of 8% per annum of the original issue price, which would be approximately $62,000 annually, when and if declared by the Board.

PIXXURES, INC.

Notes to Financial Statements

Note 8 - Redeemable Convertible Preferred Stock (continued)

Dividends (continued)

Cumulative unpaid dividends of $7,180,545 as of December 31, 2006 are as follows:

	Cumulative Unpaid Dividends	Per Share

Series B-1	$6,285,684	$0.22
Series C	$894,861	$0.05
Series A	$-	$0.00

Liquidation

Upon any liquidation, dissolution or winding up of the Company, including a merger, acquisition or sale of assets where the beneficial owner of the Company's common stock and preferred stock own less than 50% of the resulting voting power of the surviving entity, the holders of the Series Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, an amount per share equal to the Series Preferred original issue price plus all accrued and unpaid dividends thereon.

After payment of the full liquidation preference to all Series Preferred, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock, Series C Preferred and Series B-1 Preferred on an as-if-converted to Common Stock basis until such time that the Series B-1 holders have received an aggregate amount equal to two times the Series B-1 Preferred original issue price plus any accrued and unpaid dividends, as adjusted for any stock dividends, combinations, splits or recapitalizations.  Thereafter, the remaining assets legally available for distribution, if any, shall be distributed ratably to the holders of the Series C Preferred and the Common Stock.

Notwithstanding the above liquidation preferences, the holders of Series B-1 and Series A-1 Preferred shall be entitled to elect to receive the greater of (i) the amounts each holder of Series B-1 Preferred or Series A-1 Preferred are entitled to pursuant to the liquidation preferences; or (ii) the amounts each would have received if the Series B-1 Preferred or Series A-1 Preferred had been converted into Common Stock immediately prior to the liquidation event.  See discussion under “Redemption” below for liquidation preference at December 31, 2006 and 2005.

PIXXURES, INC.

Notes to Financial Statements

Note 8 - Redeemable Convertible Preferred Stock (continued)

Conversion

Any Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock on a one-for-one basis, subject to adjustments for anti-dilution.  If the Company issues or sells additional shares of Common Stock or other securities convertible into Common Stock, then the existing applicable conversion ratio shall be reduced.  Shares of Series Preferred automatically convert into Common Stock upon the closing of a public offering and sale of Common Stock meeting certain minimum requirements.  Additionally, shares of Series B-1 Preferred and Series A-1 Preferred shall be converted into shares of Common Stock upon the affirmative election of the holders of a majority of the outstanding shares of the Series B-1 Preferred.

Redemption

The holders of at least 57% of the outstanding shares of Series C Preferred, voting together as a separate class, may require the Company to redeem the Series C Preferred in two equal annual installments beginning on February 19, 2008, but in no event earlier than 180 days after written notice has been received and ending one year from the first redemption date.  Subject to the payment of the full Series C Preferred redemption price, the holders of a majority of the outstanding shares of Series B-1 Preferred, voting together as a separate class, may require the Company to redeem the Series B-1 Preferred in two equal annual installments beginning on February 19, 2009, but in no event earlier than 180 days after written notice has been received and ending one year from the first redemption date.  Subject to the payment of the full Series C and Series B-1 Preferred redemption price, the holders of a majority of the outstanding shares of Series A-1 Preferred, voting together as a separate class, may require the Company to redeem the Series A-1 Preferred in two equal annual installments beginning on February 19, 2010, but in no event earlier than 180 days after written notice has been received and ending one year from the first redemption date. The redemption price for Series Preferred is defined as the respective Series Preferred original issue price, adjusted for any stock dividends, combinations, splits, recapitalizations and the like, plus accrued and unpaid dividends.  Under EITF Topic D-98, if the redemption right is outside the control of the Company, the Preferred Stock should be classified outside permanent equity. Management has determined that the redemption right is not under the control of the Company and therefore, the Preferred Stock has been classified outside permanent equity in the accompanying balance sheets.   The difference between the carrying value and the liquidation preference/redemption amount will not be recognized in the Company’s financial statements until such times that all events required are deemed probable.

The liquidation preference and redemption amount of $23,232,547 as of December 31, 2006 are as follows:

	Redemption Amount	Per Share

Series B-1	$19,206,403	$0.67
Series C	$3,964,064	$0.21
Series A	$62,081	$0.17

PIXXURES, INC.

Notes to Financial Statements

Note 8 - Redeemable Convertible Preferred Stock (continued)

Warrants for Preferred Stock

The Company has issued a total of 4,517,242 warrants exercisable for shares of Series C preferred stock with an exercise price of $0.168 per share.

The warrants are classified as liabilities on the balance sheet pursuant to SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, and FASB Staff Position 150-5, Issuer's Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable. The warrants will be subject to re-measurement at each balance sheet date and any changes in fair value will be recognized as a component of other income (expense).  Upon adoption of SFAS No. 150 and FASB Staff Position 150-5 on January 1, 2006, the Company determined the estimated fair value of the warrants to be $61,000.  As of December 31, 2006 and June 30, 2007 the Company determined the fair value of the warrants to be $110,000 and $134,000.  The fair value of the warrants was estimated using the Black-Scholes option pricing model.  The assumptions used in the Black-Scholes option pricing model are as follows:

	June 30,	December 31,
	2007	2006	2005
	(Unaudited)

Risk-free rate	4.9%	4.7%	3.0%
Remaining contractual term	2.5 years	3 years	4 years
Volatility	25%	25%	25%
Estimated fair value of Series C preferred stock	$0.16	$0.15	$0.12

The Company has determined that the estimated fair value of the stock purchase warrants issued with both the Series B and Series A shares have a de minimus value and, as such, no value will be ascribed to these warrants.

Note 9 - Common Stock

The holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors, subject to prior rights of holders of Series Preferred.  The Company may not declare or pay dividends, whether in cash or property, until all dividends on the Series Preferred shall have been paid or declared and set apart.

At December 31, 2006, the Company has 16,691,226, 28,313,355, and 427,498 shares of Common Stock reserved for the conversion of Series C, Series B-1 and Series A-1, respectively, on a fully diluted basis assuming the exercise of all outstanding warrants to purchase respective Series Preferred shares.

PIXXURES, INC.

Notes to Financial Statements

Note 9 - Common Stock (continued)

The Company follows the cost method of accounting for treasury stock.  Since the Company has not yet decided the ultimate disposition of the re-acquired stock, its cost is reflected in the Balance Sheet at December 31, 2006 and June 30, 2007 as a as a reduction to common stock.

Note 10 - Warrants

The Company issued no warrants in 2005 or 2006.  The following table summarizes the outstanding warrants at December 31, 2006, all of which were fully exercisable as of the grant date:

Granted	Warrants Issued to Purchase	Number of Shares	Exercise Price Per Share	Year of Expiration

May 2001	Series B-1 Preferred	666,894	$ 0.45	2008
May 2001	Series A-1 Preferred	6,154	$ 8.50	2008
Sept/Oct/Dec 2001	Common stock	365,903	$ 0.10	2008
Feb 2003	Series C Preferred	4,160,617	$ 0.168	2010
Feb 2003	Series B-1 Preferred	159,754	$ 0.454	2013
Sept 2003	Series C Preferred	356,625	$ 0.168	2010

The weighted average remaining contractual life and exercise price of the warrants outstanding at December 31, 2006 and June 30, 2007 is 2.5 years and $0.22 per share and 2.0 years and $0.22 per share.

Note 11 - Stock Option Plan

During 2000, the Company adopted the Pixxures 2000 Stock Option and Stock Issuance Plan (the Plan).

Pursuant to the Plan, the Company may grant incentive stock options and non-qualified stock options to employees and consultants of the Company.  At December 31, 2006 and June 30, 2007, the Company has 8,602,603 shares of common stock reserved for issuance under the Plan.  The Company uses the Black-Scholes option pricing model to determine the estimated fair value of stock options and shares issued under the Plan. The determination of fair value stock-based payment awards on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables. These variables include the expected term of the awards, expected stock price volatility over the expected term of the awards, risk-free interest rate and expected dividends.

PIXXURES, INC.

Notes to Financial Statements

Note 11 - Stock Option Plan (continued)

Options under the Plan may be granted at prices no less than the estimated fair value of the shares on the date of grant as determined by the Board of Directors; provided, however, that the exercise price of an Incentive Stock Option and Nonqualified Stock Option granted to a 10% stockholder shall not be less than 110% of the estimated fair value of the shares on the date of grant.  Certain options granted to an officer and director of the Company vest over three years, 1/3 on each anniversary date from the date of grant.  Other options generally vest over three to four years, 25% on the first anniversary date and 1/48 each month thereafter.  All options expire no more than ten years from the date of grant.  The fair value of shares that vested during each of the years ended December 31, 2005 and 2006 was $148,000.  As of December 31, 2006 and June 30, 2007, the Company had no unvested stock options.

The following is a summary of stock option activity:

	Incentive	Non-Qualified	Weighted
	Stock	Stock	Average
	Options	Options	Exercise Price

Outstanding - December 31, 2004	2,425,713	9,535	$0.07
Granted	-	-	-
Forfeited/canceled	(25,900)	-	1.00
Exercised	-	-	-
Outstanding - December 31, 2005	2,399,813	9,535	0.06
Granted	-	-	-
Forfeited/canceled	-	-	-
Exercised	-	-	-
Outstanding - December 31, 2006 and June 30, 2007	2,399,813	9,535	$0.06

The weighted average remaining contractual life and exercise price of the options outstanding at December 31, 2006 and June 30, 2007 is 4.4 years and $0.055 per share and 3.9 years and $0.055 per share.

Note 12 - Income Taxes

The tax effects of temporary differences that give rise to significant portions of the Company's net deferred tax assets are primarily net operating loss carryforwards, depreciation and amortization, warrant valuation.  A valuation allowance has been provided for the full amount of the Company's net deferred tax assets due to uncertainties about the recoverability of the net deferred tax asset.

PIXXURES, INC.

Notes to Financial Statements

Note 12 - Income Taxes (continued)

The net current and long-term deferred tax assets and liabilities in the accompanying balance sheet include the following:

	December 31,
	2006	2005

Current deferred tax asset	$381,268	$378,224
Current deferred tax liability	-	-

Net current deferred tax asset	$381,268	$378,224

Long-term deferred tax asset	$4,919,494	$4,641,542
Long-term deferred tax liability	-	-

Net long-term deferred tax liability	$4,919,494	$5,019,766

Valuation allowance	$(5,300,762)	$(5,019,766)

Net deferred tax asset	$-	$-

Components reflected in the consolidated statement of income are as follows:

	December 31,
	2006	2005
Current
Federal	$106,839	$45,872
State and local	26,710	11,468

Deferred
Federal	(106,839)	(45,872)
State and local	(26,710)	(11,468)

	$-	$-

At December 31, 2006, the Company had United States net operating loss carryforwards of approximately $13,000,000 which expire beginning in 2019 through 2026.  The Internal Revenue Code places certain limitations on the annual amount of the net operating loss carryforwards which can be utilized if certain changes in the Company's ownership occur.  Changes in the Company's ownership may limit the use of such carryforward benefits.

PIXXURES, INC.

Notes to Financial Statements

Note 12 - Income Taxes (continued)

The following is a reconciliation of the statutory federal income tax rate applied to pre-tax accounting net income compared to the income taxes in the consolidated statement of income:

	December 31,
	2006	2005

Income tax expense at the statutory rate	$132,196	$55,469

Change resulting from
State and local income taxes, net of federal income tax	-	-
Effect of permanent differences	1,352	1,871

Valuation allowance	(133,549)	(57,340)

	$-	$-

Note 13 - Commitments

The Company leases office space in Arvada, Colorado under a non-cancelable operating lease having an expiration date of July 31, 2009.   The lease includes a renewal option for three years and an option to purchase the facility for $1,750,000.

Future minimum lease payments under the non-cancelable operating lease are as follows:

2006	$167,928
2007	174,128
2008	103,684

Total minimum lease payments	$445,740

Rent expense was $176,109 and $180,845 for the years ended December 31, 2006 and 2005. Rent expense for the six month periods ended June 30, 2007 and 2006 was  $82,672 and $91,714.

Note 14 - Employee Benefit Plan

The Company sponsors a 401(k) defined contribution plan (the "401(k) Plan") covering all employees.  Employees may elect to contribute to the 401(k) Plan up to the maximum allowable as determined by the Internal Revenue Service.  The 401(k) Plan allows for discretionary matching contributions to be made by the Company as determined annually by the Board of Directors.  The Company did not contribute to the 401(k) Plan during the years ended December 31, 2006 and 2005 or the six month period ended June 30, 2007.

PIXXURES, INC.

Notes to Financial Statements

Note 15 - Subsequent Event (Unaudited)

On October 1, 2007 (“Closing”), Xedar Corporation, a Colorado corporation (“Xedar”) closed and completed a stock purchase transaction whereby Xedar acquired all of the issued and outstanding capital stock of Pixxures in a stock for stock transaction.  Xedar purchased all of the issued and outstanding capital stock of Pixxures for a closing payment of 1,734,780 shares of Xedar common stock having a market value as defined in the agreement of $5,115,000.  Subject to the terms of the Agreement, additional shares may become payable by Xedar if the market price of Xedar common stock, for the 60 trading days following the date upon which the Shares are registered with the U.S. Securities and Exchange Commission, is less than the average closing price.  If the subsequent market price is less than the average closing price, additional shares will be issued, such that the total consideration received for the Pixxures capital stock in the transaction equals $5,115,000, calculated based on the subsequent market price.

To effect the transaction, Pixxures cancelled and extinguished all issued and outstanding shares of its common stock and Series A-1 Preferred Shares.  The Series B-1 and C Preferred Shares were converted into shares of Xedar common stock based upon the quotient of $5,115,000 divided by the number of respective Series Preferred Shares outstanding as of the Closing.  Substantially all warrants and stock options were terminated at the date of Closing.